Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Park Sterling Corporation:
We consent to the use of our report dated March 5, 2010, with respect to the financial statements of Park Sterling Bank included on Form 10/A filed with the FDIC and incorporated by reference herein.
Charlotte, North Carolina
February 2, 2011